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                                  EXHIBIT 99.2


TELECOMMUNICATION INC. CONTRACT WITH NETSTAR COMMUNICATIONS INC. DATED SEPT. 1,
                                      1998



                           SPECIFICATION AND DOCUMENTS


                              GI / TCI CATV UPGRADE
                                LAKE AREA REGION



                            OVERLAND CONTRACTING INC.
                              OVERLAND PARK, KANSAS


                              GENERAL CONSTRUCTION

                           Specification 59766.70.0520



                                 CONTRACT ISSUE
                                September 1, 1998


                           NETSTAR COMMUNICATIONS INC.
                            75 N. Bridge View Street
                         Palatine, Illinois, 60067-4982




                               BLACK & VEATCH LLP

                              Kansas City, Missouri


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                            OVERLAND CONTRACTING INC.

                                   SUBCONTRACT

SPECIFICATION NO                                 59766.70.0520

SUBCONTRACTOR                                    Netstar Communications Inc.

ADDRESS                                          75 N. Bridge View Street
                                                 Palatine, Illinois, 60067-4982

SUBCONTRACT FOR                                  General Construction

PROJECT                                          GI / TCI CATV Upgrade Lake Area

COMPANY                                          General Instruments (GI)

OPERATOR                                         Tele-Communications, Inc. (TCI)

SUBCONTRACT NO                                   59766.70.0520

EFFECTIVE DATE                                   September 1, 1998

SUBCONTRACT PRICE                                Per Individual Purchase Order

SUBCONTRACT COMPLETION DATE                      Per Individual Purchase Order

ENGINEER                                         Black & Veatch LLP

(The above terms are incorporated into and more fully explained in the provisions that follow.)

This agreement (hereinafter, "Subcontract") is between OVERLAND CONTRACTING INC., ("Contractor") and NETSTAR COMMUNICATIONS INC., ("Subcontractor") with offices at the address shown above. The parties agree as follows:

WORK - The "Work" shall mean the scope of labor, equipment, materials, services, and documents to be provided under this Subcontract. Subcontractor hereby agrees to furnish all equipment together with all labor under supervision satisfactory to the Engineer, Operator, Company, and the Contractor, to do everything required by this Subcontract to performance and effect, shall be determined in accordance with the internal laws, without reference to conflicts laws, of Colorado.

IN WITNESS WHEREOF, Contractor and Subcontractor have executed this Subcontract as of the Effective Date set forth above.

OVERLAND CONTRACTING, INC.                NETSTAR COMMUNICATIONS INC
Contractor                                Subcontractor
S/ W.G. Morgan                            S/ Jetty Bhalla
Attorney in Fact - Wayne E. Morgan        VP-Finance, CFO


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